As filed with the Securities and Exchange Commission on August 7, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Resideo Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-5318796
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16100 N. 71st Street, Suite 550
Scottsdale, Arizona 85254
(480) 573-5340
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Foster
Senior Vice President, General Counsel and
Corporate Secretary
16100 N. 71st Street, Suite 550
Scottsdale, Arizona 85254
(480) 573-5340
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Russell Leaf

Jared Fertman

John Ablan

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000I

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

RESIDEO TECHNOLOGIES, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
DEBT SECURITIES

We may issue, offer and sell from time to time in one or more series or classes our common stock, preferred stock, depositary shares, warrants and/or debt securities. This prospectus describes the general terms of our common stock, preferred stock, depositary shares, warrants and debt securities and the general manner in which such securities will be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus and any term sheet or other offering materials carefully before you invest in our securities.

In addition, the selling stockholders to be named in a supplement to this prospectus may from time to time offer or sell one or more of the securities registered herein. To the extent that any selling stockholders resell any securities, the selling stockholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholders and the amount and terms of the securities being offered. We will not receive any proceeds from the sale of securities by the selling stockholders.

We or the selling stockholders may offer our securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares, we or the selling stockholders will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “REZI.” On August 5, 2026, the last reported sale price of our common stock on the NYSE was $26.24 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2026

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About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we or the selling stockholders to be named in a prospectus supplement or free writing prospectus or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from time to time that are incorporated by reference may from time to time offer to sell shares of common stock, shares of preferred stock, depositary shares, warrants and debt securities in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we or the selling stockholders offer a type or series of such securities, we or the selling stockholders will provide a prospectus supplement that will contain specific information about the terms of that offering. If information in this prospectus is inconsistent with any accompanying prospectus supplement, you should rely on the prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus, any accompanying prospectus supplement, the documents and the information incorporated by reference in this prospectus and any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with an offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation by Reference.” You should not consider any information in this prospectus or the accompanying prospectus supplement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our securities offered by this prospectus.

Neither we nor the selling stockholders or any of our or their respective affiliates have authorized anyone to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we authorize for use in connection with an offering. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy our securities other than our securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy our securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We own or have rights to various trademarks, logos, service marks and trade names that we use in connection with the operation of our business. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, certain of our trademarks, service marks, trade names and copyrights referred to in or incorporated by reference in this prospectus or any accompanying prospectus supplement are listed without the ™, ® or © symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks, trade names and copyrights included or referred to in this prospectus or any accompanying prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “Resideo,” the “Company,” “we,” “us,” and “our” refer to Resideo Technologies, Inc. together with its consolidated subsidiaries.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, warrants and debt securities being offered, collectively, as “securities.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about our industries and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “continues,” “believes,” “may,” “will,” “goals” and words and terms of similar substance in connection with discussions of future operating or financial performance. Forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Although we believe that the forward-looking statements contained in this prospectus and the documents incorporated herein by reference are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

●	our ability to realize the anticipated strategic, financial, operational or other benefits of the spin-off of our ADI Global Distribution business;

●	competition from other companies in our markets and segments, as well as in new markets and emerging markets;

●	the potential adverse impacts of tariffs, import/export restrictions, or other trade barriers on global economic conditions, financial markets and our business;

●	our ability to obtain additional future capital on favorable terms or at all;

●	our ability to identify consumer preferences and industry standards, develop and protect intellectual property related thereto, and successfully market new technologies, products, and services to consumers;

●	our reliance on independent integrators to sell and install our solutions;

●	our reliance on certain suppliers;

●	the impact of disruptions in our supply chain from third-party suppliers and manufacturers, including our inability to obtain necessary raw materials and product components, production equipment or replacement parts;

●	inability to consummate acquisitions on satisfactory terms or to integrate such acquisitions effectively;

●	the impact of earthquakes, hurricanes, fires, power outages, floods, pandemics, epidemics, natural disasters and other catastrophic events or other public health emergencies;

●	the impact of potentially volatile global market, geo-political and economic conditions and industry and end market cyclicality, including factors such as interest rates, inflation, energy costs, availability of financing, consumer spending habits and preferences, housing market changes, and employment rates;

●	failure to achieve and maintain a high level of product and service quality, including the impact of warranty claims, product recalls, and product liability actions that may be brought against us;

●	our ability to retain or expand relationships with significant customers;

●	the significant failure or inability to comply with specifications and manufacturing requirements or delays or other problems with existing or new products or inability to meet price requirements;

●	inability to successfully execute restructuring or transformation programs or to effectively manage our workforce;

●	the failure to increase productivity through sustainable operational improvements;

●	the failure to acquire, implement, maintain and upgrade business technology infrastructure systems;

●	economic, political, regulatory, foreign exchange and other risks of international operations;

●	our dependence upon information technology infrastructure and network operations having adequate cyber-security functionality;

●	risks associated with our relationships with Honeywell, including our reliance on Honeywell for the Honeywell Home trademark;

●	failure to comply with the broad range of current and future standards, laws and regulations in the jurisdictions in which we operate;

●	the impact of potential material litigation matters, government proceedings, and other contingencies and uncertainties;

●	our ability to borrow funds and access capital markets in light of the terms of our debt documents or otherwise;

●	provisions in our governing documents discouraging takeovers;

●	our ability to recruit and retain qualified personnel;

●	uncertainty in the development, deployment, and the use of artificial intelligence in our products and services, as well as our business interests more broadly;

●	currency exchange rate, stock price, and effective tax rate fluctuations; and

●	our preferred stockholder’s interest in and influence over us that may diverge from, or even conflict with, interests of the holders of our common stock, and the reduction in the relative voting power of holders of our common stock resulting from the issuance of preferred stock;

●	our ability to maintain effective internal controls and deliver timely financial statements;

●	impairment of goodwill, other intangible assets, and long-lived assets;

●	being required to make significant cash contributions to our defined benefit pension plans;

●	compatibility and ease of integration of our products and solutions with third-party products and services and our ability to control such third-party integrations;

●	regulations and societal actions to respond to global climate change; and

●	certain factors discussed elsewhere in this prospectus and the documents incorporated herein by reference.

These and other factors are more fully discussed in the “Risk Factors” section of this prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q incorporated herein by reference and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus and the documents incorporated herein by reference. Even if our results of operations, financial condition and liquidity and the development of the industries in which we operate are consistent with the forward-looking statements contained in this prospectus and the documents incorporated herein by reference, those results or developments may not be indicative of results or developments in subsequent periods.

Any forward-looking statements made by us in this prospectus and the documents incorporated herein by reference speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

About Resideo

We are a global manufacturer and developer of technology-driven sensing and controls products and solutions for residential end-markets that help homeowners stay connected and in control of their comfort, security, energy use, and smart living. We are a leading player in key product markets including home heating, ventilation, and air conditioning controls; smoke and carbon monoxide detection home safety and fire suppression; and security. Our solutions and services can be found in over 150 million residential and commercial spaces globally, with tens of millions of new devices sold annually.

We operate in large markets that sit at the intersection of multiple secular growth trends. We believe the increased desire for critical and cost-effective comfort, energy management, and actionable safety and security solutions in residential and commercial spaces, combined with the long-term impacts of energy transitions, are driving investment in the types of products and solutions we provide.

We separated from Honeywell International Inc. (“Honeywell”) in 2018, becoming an independent publicly traded company as a result of a pro rata distribution of our common stock to stockholders of Honeywell. On August 3, 2026, we completed the spin-off of our ADI Global Distribution segment through a pro rata distribution of the common stock of ADI Global Distribution Inc. (“ADI”) to our common stockholders (the “ADI Spin-Off”). Following the completion of the ADI Spin-Off, we continue to operate the Products and Solutions segment and ADI became an independent public company.

Resideo Technologies, Inc. was incorporated under the laws of the State of Delaware on April 24, 2018. Our principal executive offices are located at 16100 N. 71st Street, Suite 550, Scottsdale, Arizona 85254, our telephone number is (480) 573-5340 and our internet address is www.resideo.com. Information contained on our website does not constitute part of this prospectus. This website address is an inactive textual reference and is not intended to be an actual link to the website.

Risk Factors

Investing in our securities involves significant risks. Please see the risk factors described in our most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and in any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus, including those described under “Cautionary Note Regarding Forward-Looking Statements.” The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Use of Proceeds

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures and other investments. We will not receive any proceeds from any sale of our securities by any selling stockholders. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

Description of Capital Stock

The summary of the general terms and provisions of our capital stock set forth below does not purport to be complete and is subject to and qualified by reference to the Company’s Amended and Restated Certificate of Incorporation (our “Certificate”) and Amended and Restated By-laws (our “By-laws” and together with our Certificate, our “Charter Documents”), each of which is attached as an exhibit to our most recent Annual Report on Form 10-K incorporated herein by reference. For additional information, please read our Charter Documents and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. The number of authorized shares of either the common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of our voting stock entitled to vote, voting as a single class. The common stock is our only class of securities registered under Section 12 of the Exchange Act.

Common Stock

Dividend Rights

The holders of shares of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors (our “Board”) at its discretion out of funds legally available for that purpose, subject to applicable law and the preferential rights of any preferred stock that may be outstanding.

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Corporate actions to be taken by vote of the stockholders generally require the vote of holders of a majority in voting power of the shares of capital stock of the Company entitled to vote on the matter and who are present in person or represented by proxy, except as otherwise required by law or provided in the Charter Documents. Our Certificate does not provide for cumulative voting by stockholders in the election of directors. Directors are elected by the affirmative vote of the majority of votes cast, except that if the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast, up to the number of directors to be elected in such meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

Liquidation Rights

Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon our liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders.

Fully Paid

The issued and outstanding shares of our common stock are fully paid and non-assessable.

Other Rights

The holders of our common stock are not entitled to preemptive rights or preferential rights to subscribe for shares of our capital stock or rights to redeem or convert the holders’ shares of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock is listed on the NYSE, under the ticker symbol “REZI.”

Preferred Stock

Our Certificate authorizes our Board to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our Board may fix the number of shares constituting each such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of each such series.

The particular terms of any series of preferred stock will be designated pursuant to a certificate of designation adopted by our Board or a duly authorized committee of our Board, which will be described in the prospectus supplement relating to the offering. Such terms will include the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the series.

Anti-Takeover Provisions

Our Charter Documents and the DGCL contain certain provisions that may discourage an unsolicited takeover of the Company or make an unsolicited takeover of the Company more difficult. The following are some of the more significant anti-takeover provisions that are applicable to the Company:

Charter Documents

Blank-Check Preferred Stock. Our Certificate authorizes our Board to designate and issue, without any further vote or action by the stockholders, preferred stock from time to time in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

No Stockholder Action by Written Consent. Subject to the rights of the holders of any outstanding series of preferred stock, our Certificate expressly excludes the right of our stockholders to act by written consent. Stockholder action must take place at an annual meeting or at a special meeting of our stockholders.

Special Stockholder Meetings. Our Charter Documents provide that special meetings of stockholders may be called by (i) the Chairman of our Board, (ii) a majority of our Board or (iii) a stockholder, or a group of stockholders, owning a twenty-five percent (25%) or more “net long position,” as defined in the By-laws, of our outstanding stock for at least 30 days, provided that such stockholder(s) satisfy the requirements set forth in the By-laws.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Under our By-laws, stockholders of record are able to nominate persons for election to our Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. In the case of annual meetings, proper notice must be given, generally between 90 and 120 days prior to the first anniversary of the prior year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent). In the case of an election of directors to be held at a special meeting, proper notice must be given no earlier than the 90th day prior to the relevant meeting and no later than the later of the 60th day prior to such meeting or the 10th day following the public announcement of the meeting. Our By-laws also specify requirements as to the substance and form of a stockholder’s notice.

Amendments to Certificate of Incorporation and By-laws. The DGCL provides that the affirmative vote of holders of a majority of a company’s voting stock then outstanding is required to amend the company’s certificate of incorporation unless the company’s certificate of incorporation provides a higher threshold, and our Certificate does not provide for a higher threshold. Our Certificate provides that our By-laws may be amended by our Board or by the affirmative vote of holders of at least a majority of our voting stock entitled generally to vote in the election of directors of the Company.

Delaware Takeover Statute

In general, Section 203 of the DGCL prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	Before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	At or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). The Certificate does not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore, the Company is subject to the anti-takeover statute.

Exclusive Forum

Our Certificate provides, in all cases to the fullest extent permitted by law, that unless we consent in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Company to the Company or the Company’s stockholders, any action asserting a claim arising pursuant to the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery located in the State of Delaware, any action asserting a claim governed by the internal affairs doctrine or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. However, if the Court of Chancery within the State of Delaware does not have jurisdiction, the action may be brought in any other state or federal court located within the State of Delaware.

Description of Depositary Shares

The following briefly summarizes the provisions of the depositary shares and depository receipts that we may issue from time to time and which would be important to holders of depositary shares and depository receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depository receipts being offered and provide any additional provisions applicable to the depositary shares or depository receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

We may offer depositary shares evidenced by depository receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that we issue and deposit with a depository. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as its preferred stock depository. We will name the depository in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depository will send the holders of depositary shares all reports and communications that we deliver to the depository and which we are required to furnish to the holders of depositary shares.

Depository Receipts

The depositary shares will be evidenced by depository receipts issued pursuant to the depositary agreement. Depository receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the periods during which, and places at which, the warrants are exercisable;

●	the manner of exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Description of Debt Securities

This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of such prospectus supplement or other offering materials will supersede the information in this prospectus. When used in this description of debt securities, unless otherwise specified or the context otherwise requires, the terms “Resideo,” the “Company,” “we,” “us” or “our” refer solely to Resideo Technologies, Inc., a Delaware corporation, and not to any of its subsidiaries.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees at a later date, including debt securities that we may issue under one or more separate indentures to be entered into at a later date between us and a trustee to be named therein. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

General

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

●	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

●	the date or dates on which the principal amount of the debt securities will mature;

●	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

●	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

●	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

●	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

●	any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities;

●	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and any $1,000 multiple in excess thereof;

●	whether the debt securities will be convertible and the terms of any conversion provisions;

●	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

●	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

●	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

●	the designation of the original currency determination agent, if any;

●	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

●	if other than as set forth in an indenture, the events of default and covenants with respect to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

●	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

●	whether any of such debt securities are to be issuable upon the exercise of warrants;

●	if there is more than one trustee or a trustee other than, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such securities;

●	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

●	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

●	whether the debt securities will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor and may be released;

●	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

●	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

●	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

●	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

●	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

●	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

●	whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;

●	any terms relating to the modification of the debt securities or the right of the debt security holders;

●	the forms of the debt securities; and

●	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in any prospectus supplement with respect to a series of debt securities, the indenture will specify that we will be permitted to consolidate with or merge into any other entity or transfer or lease our assets substantially as an entirety to any person provided that:

●	we are the surviving person or the successor person (if other than us) is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the indenture;

●	immediately after giving effect to the transaction no event of default (as defined below), and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

●	certain other conditions are met.

 Upon compliance with the provisions above, the successor person (if other than us) will succeed to and be substituted for and may exercise every right and power of us under the indenture and outstanding debt securities with the same effect as if such successor person had been the original obligor under the indenture and outstanding debt securities, and thereafter (except in the case of a lease) we will be released from all obligations and covenants under the indenture and outstanding debt securities.

These restrictions will not apply to (1) a merger solely for the purpose of reincorporating or reorganizing in another jurisdiction, or (2) any consolidation, merger, sale, transfer, lease, conveyance or other disposition of assets between or among us and our subsidiaries.

We intend to disclose any additional restrictive covenants for any issuance of series of debt securities in the applicable prospectus supplement.

Events of Default

Unless specified in any prospectus supplement with respect to a series of debt securities, the term “event of default”, with respect to any series of debt securities, means:

●	default in payment of principal of or premium, if any, on any debt security of that series when due, whether at maturity, upon acceleration of maturity or redemption, or otherwise;

●	default for 30 days in payment of interest on the debt securities of that series;

●	default in the performance or breach of any covenant or warranty of ours in the indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed by another event of default), which default or breach continues uncured for a period of 90 days after there has been given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of debt securities of such series, a written notice specifying such default and stating that such notice is a notice of default under the indenture;

●	certain events of bankruptcy, insolvency or reorganization; and

●	any other event of default set forth in the applicable supplemental indenture, board resolution or officer’s certificate designating the terms of such series of debt securities.

The indenture will provide that, if any event of default with respect to a series of debt securities at the time outstanding, other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of such series affected by the event of default, each affected series treated as a separate class, may declare the principal amount of all the debt securities of such series to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of that series and certain other specified defaults) may be waived by the holders of not less than a majority in principal amount of the debt securities of such series on behalf of the holders of all of the debt securities of that series. If an event of default arising from certain events of bankruptcy, insolvency or reorganization occurs, the principal of all debt securities of such series will become due and payable without further action or notice.

The indenture will provide that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of a series at the time outstanding, give to the holders of the outstanding debt securities of such series notice of such default if uncured or not waived. However, except in the case of default in the payment of principal of (or premium, if any) or interest on the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding debt securities of such series. Such notice shall not be given until at least 30 days after the occurrence of a default or breach with respect to outstanding debt securities of such series in the performance of a covenant or warranty in the indenture other than for the payment of the principal of or interest on the debt securities of a series. The term “default” with respect to debt securities of any series for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default as described above.

The trustee will be entitled, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the outstanding debt securities of a series before proceeding to exercise any right or power under the indenture at the request of the holders of such series of debt securities. The indenture will provide that the holders of a majority in principal amount of outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the debt securities of such series, provided that the trustee may decline to act if such direction is contrary to law or the indenture. The indenture will require the trustee to establish a record date for purposes of determining which holders of a series of debt securities are entitled to join in such direction.

No holder of debt securities of a series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

●	the holder has previously given to the trustee written notice of a continuing event of default regarding the debt securities of such series;

●	holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made a written request to the trustee to institute the proceeding and the holder or holders of such series of debt securities have offered indemnity satisfactory to the trustee; and

●	the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with that request, within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a holder of debt securities of a series to enforce payment of the principal of or any premium or interest on the debt securities of such series on or after the applicable due date specified in the debt securities of such series.

The indenture will contain a covenant that we will file annually with the trustee a written statement specifying whether, to the best knowledge of the signers, we are in default under the indenture. The trustee shall not be deemed to have knowledge or notice of the occurrence of any default or event of default, unless a responsible trust officer of the trustee shall have received written notice from us or a holder describing such default or event of default, and stating that such notice is a notice of default.

Defeasance

The indenture will provide that, upon satisfaction of the conditions specified in the indenture, we shall be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of a series and to have satisfied all of our other obligations under the debt securities of such series and the indenture insofar as it relates to the debt securities of such series, except that:

●	the rights of holders of the debt securities of such series to receive, solely from the funds described in clause (a) under “— Conditions to Legal Defeasance and Covenant Defeasance” below, payment of the principal of and premium and interest, if any, on the outstanding debt securities of such series when due;

●	a limited number of other provisions of the indenture, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the debt securities of such series and the replacement of stolen, lost or mutilated debt securities of such series; and

●	the rights, powers, trusts, duties and immunities of the trustee under the indenture, shall survive such discharge and satisfaction. We sometimes refer to this as “legal defeasance.”

Upon satisfaction of the conditions specified in the indenture, we will be released from our obligations under, and may omit to comply with, the covenants applicable to us under a series of debt securities, and the covenant described above under the heading “Consolidation, Merger and Sale of Assets” and the failure to comply with any such covenants shall not constitute a default or event of default with respect to debt securities of such series. We sometimes refer to this as “covenant defeasance.”

Conditions to Legal Defeasance and Covenant Defeasance. In order to effect legal defeasance or covenant defeasance of debt securities of a series, we must, among other things:

●	irrevocably deposit or cause to be deposited with the trustee (or another qualifying trustee) money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide, in the opinion of a nationally recognized independent registered public accounting firm, an amount sufficient to pay and discharge the principal of, and any premium and interest on, the outstanding debt securities of such series on the dates those payments are due (including any redemption date);

●	in the case of legal defeasance, deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

●	in the case of covenant defeasance, deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In the event we exercise our option to effect covenant defeasance with respect to debt securities of a series and the debt securities of such series are declared due and payable because of the occurrence of an event of default (including an event of default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the on the dates those payments are due (including a redemption date), but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

When we use the term “U.S. government obligations,” we mean:

●	securities which are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof; and

●	depository receipts issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on, or principal of or other amount payable with respect to, such U.S. government obligations held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of or other amount payable with respect to the U.S. government obligation evidenced by such depository receipt.

Satisfaction and Discharge

The indenture will provide that it will cease to be of any further effect with respect to a series of debt securities if:

●	all outstanding debt securities of such series (subject to certain exceptions) have been delivered to the trustee for cancellation; or

●	all outstanding debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, have been called for redemption or are to be called for redemption within one year, and we have irrevocably deposited or have caused to be deposited with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide an amount sufficient to pay and discharge the entire indebtedness of the outstanding debt securities of such series for principal of, and any premium and interest on the outstanding debt securities of such series to the date of such deposit (in the case of debt securities of such series which have become due and payable) or to the stated maturity date or redemption date of the debt securities of such series, as the case may be, and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of such series and satisfy certain other conditions specified in the indenture. We sometime refer to this as “satisfaction and discharge.”

Notwithstanding the satisfaction and discharge of the indenture with respect to a series of debt securities, a limited number of provisions of the indenture shall remain in effect, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the debt securities of such series and the replacement of stolen, lost or mutilated debt securities of such series.

Modification of the Indenture and Waiver of Covenants

We and the trustee may make certain modifications and amendments to the indenture or the debt securities of a series, without the consent of any holder of any such series of debt securities, including to add covenants and events of default, to cure any ambiguity, omission, mistake, defect, error or inconsistency in the indenture, to conform the indenture or the debt securities of such series to the description thereof contained in the applicable prospectus supplement and this prospectus, to make provisions with respect to other matters and issues arising under the indenture, to reduce the minimum denomination of any series of debt securities, to change the CUSIP or other identifying number of any series of debt securities, to make provisions necessary for the issuance of additional securities of a series upon a reopening of such series, to make any amendments relating to the transfer and legending of a series of debt securities not prohibited by the indenture and to comply with the rules and procedures of any applicable depository, provided that any such provision does not adversely affect the rights of the holders of the debt securities of such series.

Subject to the immediately preceding paragraph, the indenture will contain provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of a series, to enter into supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture affecting the debt securities of such series or modifying the rights of the holders of outstanding debt securities of such series, except that no such supplemental indenture may, without the consent of the holder of each outstanding debt securities of such series, (a) change the stated maturity of the principal of, or any premium or installment of interest on, any debt securities of such series, (b) reduce the principal amount of, or the rate of payment of interest on, any series of debt securities or any premium payable upon redemption of any debt securities of such series or otherwise, (c) reduce the percentage in principal amount of the outstanding debt securities of such series the consent of the holders of which is required for any such supplemental indenture or for waiver of compliance with certain provisions of the indenture or certain defaults thereunder, (d) modify any provision of the indenture dealing with modification and waiver of the indenture with respect to the debt securities of such series, except to increase any applicable percentage of holders of debt securities of such series required for modification or to provide that provisions may not be modified or waived except with the consent of each holder of debt securities of such series or (e) effect certain other changes. The indenture will also permit us to omit compliance with certain covenants in the indenture with respect to debt securities of a series upon waiver by the holders of not less than a majority in principal amount of the outstanding debt securities of such series.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Selling Stockholders

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our common stock by the selling stockholders, the number of securities to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

Plan of Distribution

We or the selling stockholders may sell our securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell our securities separately or together:

●	to or through one or more underwriters, brokers or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

We or the selling stockholders may distribute our securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The related prospectus supplement will set forth the terms of each offering, including:

●	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

●	the purchase price of the securities being offered and the proceeds we or the selling stockholders will receive from the sale;

●	the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;

●	any options under which underwriters may purchase additional securities from us or the selling stockholders;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchanges on which such securities may be listed;

●	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

●	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.

Direct Sales and Sales Through Agents

We or the selling stockholders may solicit directly offers to purchase securities being offered by this prospectus. We or the selling stockholders may also designate agents to solicit offers to purchase our securities from time to time. We or the selling stockholders may sell our securities offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for our securities or to or through a market maker. We or the selling stockholders will name in a prospectus supplement any agent involved in the offer or sale of our securities.

Sales Through Underwriters or Dealers

If we or the selling stockholders utilize a dealer in the sale of our securities being offered by this prospectus, we or the selling stockholders will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.

If we or the selling stockholders utilize an underwriter in the sale of our securities being offered by this prospectus, we or the selling stockholders will execute an underwriting agreement with the underwriter at the time of sale and we or the selling stockholders will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we, the selling stockholders or the purchasers of our securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We or the selling stockholders will provide in the applicable prospectus supplement any compensation we or the selling stockholders will pay to underwriters, dealers or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising an option to purchase additional securities. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Delayed Delivery Contracts

We or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.

Derivative Transactions

We or the selling stockholders may enter into derivative transactions with third parties, or sell our securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell our securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our securities pledged by or borrowed from us, the selling stockholders or others to settle those sales or to close out any related open borrowings of securities, and may use our securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we or the selling stockholders may otherwise loan or pledge our securities to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

General Information

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the NYSE, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We or the selling stockholders may provide the underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that they may make with respect to these liabilities.

Legal Matters

The validity of any securities we offer by this prospectus will be passed upon by Willkie Farr & Gallagher LLP, New York, New York. Additional legal matters may be passed upon for us and for any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

Experts

The financial statements of Resideo Technologies, Inc. incorporated by reference in this prospectus, and the effectiveness of Resideo Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference herein in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

Where You Can Find More Information

We file reports and proxy statements with the SEC. These filings include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements and are available free of charge through our website at www.resideo.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should only rely on the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents and the information incorporated by reference in making your decision whether to purchase our securities. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

This prospectus does not contain all of the information set forth in the exhibits which are part of the related registration statement. For further information about us and the securities offered, see the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial filing of the registration statement that contains this prospectus and prior to the time that we sell of the securities offered under this prospectus; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (or any exhibits to the extent furnished in connection with such Items) or any information that is otherwise furnished under applicable SEC rules rather than filed:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 24, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended April 4, 2026, as filed with the SEC on May 12, 2026;

●	the information included in our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 22, 2026, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2025;

●	our Current Reports on Form 8-K, as filed with the SEC on January 7, 2026, May 11, 2026, June 4, 2026, June 5, 2026, June 24, 2026, July 1, 2026, August 4, 2026 and August 7, 2026; and

●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, including any further amendments or reports filed for the purpose of updating the description.

We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Investor Relations, Resideo Technologies, Inc., 16100 N. 71st Street, Suite 550, Scottsdale, Arizona 85254, (480) 573-5340, Attention: Christopher Lee.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Part II

Information Not Required in Prospectus

Item 14. Other expenses of issuance and distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates, except the SEC registration fee.

Item	Amount to be Paid
SEC registration fee	$	*
FINRA filing fee		**
Legal fees and expenses		**
Accountants’ fees and expenses		**
Trustees’ and transfer agents’ expenses		**
Printing expenses		**
Miscellaneous		**
Total	$	**

*	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

**	Estimated fees and expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of directors and officers.

Limitation on liability and indemnification of directors and officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director or officer of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s By-laws provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL or other applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director or officer derived an improper personal benefit. The Company’s Certificate provides that the Company may, through By-law provisions, agreements with agents or other persons, votes of stockholders or disinterested directors or otherwise provide indemnification rights to the fullest extent permitted by the DGCL or any other law of the State of Delaware.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Resideo Technologies, Inc. (incorporated by reference to Exhibit 3.1 to Resideo’s Form 8-K filed on October 29, 2018)
3.2	Amended and Restated By-laws of Resideo Technologies, Inc. (incorporated by reference to Exhibit 3.2 to Resideo’s Form 8-K filed on February 6, 2023)
3.3	Amended and Restated Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock of Resideo Technologies, Inc. (incorporated by reference to Exhibit 3.1 to Resideo’s Form 8-K filed on August 4, 2026)
4.1	Form of Indenture between Resideo Technologies, Inc. and the trustee to be named therein
4.2*	Form of Debt Security
4.3*	Form of Certificate of Designation
4.4*	Form of Preferred Stock Certificate
4.5*	Form of Deposit Agreement and Depositary Receipt
4.6*	Form of Warrant Agreement and Warrant Certificate
5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the securities being registered
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages hereto)
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act
107	Filing Fee Table

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 7, 2026.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ Thomas Surran
Thomas Surran
President and Chief Executive Officer

Each of the undersigned directors and officers of Resideo Technologies, Inc. hereby constitutes and appoints each of Thomas Surran and Joshua Foster, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Surran	President, Chief Executive Officer and Director	August 7, 2026
Thomas Surran	(Principal Executive Officer and Principal Financial Officer)

/s/ Jeffrey Kutz	Senior Vice President and Chief Accounting Officer	August 7, 2026
Jeffrey Kutz	(Principal Accounting Officer)

/s/ Andrew C. Teich	Chairman of the Board	August 7, 2026
Andrew C. Teich

/s/ Andrew Campelli	Director	August 7, 2026
Andrew Campelli

/s/ Paul F. Deninger	Director	August 7, 2026
Paul F. Deninger

/s/ Brian G. Kushner	Director	August 7, 2026
Brian G. Kushner

/s/ Jack R. Lazar	Director	August 7, 2026
Jack R. Lazar

/s/ Nina L. Richardson	Director	August 7, 2026
Nina L. Richardson

/s/ John Stroup	Director	August 7, 2026
John Stroup

/s/ Sharon Wienbar	Director	August 7, 2026
Sharon Wienbar

/s/ Kareem Yusuf	Director	August 7, 2026
Kareem Yusuf

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